- -------------------------------------------------------------------------------
                                                               February 23, 1995
                               OPTION TRANSACTION

The Name of each counterparty (each, a
"Counterparty", and collectively, the "Counterparties")
hereto shall be as set forth in Exhibit A which is
incorporated herein by reference.
8800 North Central Expressway
Suite 1300
Dallas, Texas 75206
- -------------------------------------------------------------------------------

Master Number:
LBF Reference Number:
Gentlemen:

     The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the "Option Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below.

     The definitions and provisions contained in the 1991 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc. (formerly known as the International Swap Dealers Association, Inc. ("ISDA")) are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

    Exhibit A is incorporated herein by reference.

    1. This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement, including the Pledge Agreement (the "Agreement"), to be negotiated between Lehman Brothers Finance S.A. ("LBF") and the Counterparties. All provisions contained in the Agreement govern this Confirmation except as expressly modified below. In addition, this Confirmation shall itself evidence a complete and binding agreement between you and us as to the terms and conditions of the Option Transaction to which this Confirmation relates.

    2. The terms of the Option Transaction to which this Confirmation relates are as follows:

GENERAL TERMS:


     GENERAL TERMS:

     Agent:                        Lehman Brothers Inc. is confirming
                                   as agent for both Buyer and Seller

     Trade Date:                   February 23, 1995

     Option Style:                 European Option

     Option Type:                  Call Option

     Seller:                       Counterparty

     Buyer:                        LBF

     Underlying Shares:            Common Shares of Michaels Stores Inc.

     Underlying Currency:          USD

     Quotation Exchange:           Nasdaq NMS

     Number of Options:            As set forth in Exhibit A which is
                                   incorporated herein by reference.

     Share Entitlement
       per Option:                 1 Underlying Share

    Strike Price:                  USD 48.2302

    Premium: USD 0. Buyer and Seller agree that the Premium for this Option Transaction has been paid in full by virtue of Buyer's and Seller's execution of the Related Option Transaction.

    Related Option Transaction:    The American Put Option Transaction entered
                                   into between Buyer and Seller on the Trade
                                   Date (LBF Reference No.:  )

    Exchange Business Day:         A day that is (or, but for the occurrence of
                                   a Market Disruption Event, would have been) a trading day on the relevant Market Disruption
                                   Exchange(s) other than a day on which trading on any Market Disruption Exchange(s) is scheduled to close prior to its regular weekday closing time.

    Calculation Agent:             Lehman Brothers Inc., whose determinations
                                   and calculations shall be binding in the absence of manifest error.
    EXERCISE:

        Exercise Period:           The Expiration Date

        Expiration Date:           February 23, 1998

        Exercise Date:             The Exchange Business Day during the Exercise
                                   Period on which that Option is or is deemed to be exercised.

        Automatic Exercise:        If, on the Expiration Date, the Option is in-
                                   the-money, then the Option shall be deemed automatically exercised unless the Buyer notifies the Seller to the contrary.

        Multiple Exercise:         Inapplicable

        Seller's telephone or      Shari Robertson
        facsimile number and       Tel #: 214-891-8341
        contact details for        Fax #: 214-891-8311
        purposes of giving
        notice:


     VALUATION:

        Valuation Date:            Each Exchange Business Day during the
                                   Valuation Period on which a Market Disruption
                                   Event has not occurred.

        Valuation Period:          The ten (10) Exchange Business Days
                                   immediately prior to, and including, the Exercise Date.

        Final Price:               The arithmetic average of the closing prices
                                   of the Underlying Shares on each Valuation
                                   Date. If a Market Disruption Event occurs on one or more of the Exchange Business Days during the Valuation Period, then the Final
                                   Price will equal the average of the closing prices of the Underlying Shares on the Exchange Business Days during the Valuation
                                   Period on which a Market Disruption Event has not occurred or, if there is only one such Exchange Business Day, the closing price of the Underlying Shares on such day. If a Market Disruption Event occurs on all Exchange Business Days during the Valuation
                                   Period, then the Calculation Agent will
                                   determine the Final Price of the Underlying
                                   Shares on the last Exchange Business Day of the Valuation Period, regardless of whether a Market Disruption Event has occurred on such day.

    Market Disruption Event:       The occurrence or existence during the Market
                                   Disruption Period that ends at the close of the Market Disruption Exchange(s) on the Valuation Date of any of the following events, in the determination of the Calculation Agent:

                                   The suspension of or material limitation imposed on trading in (1) the Underlying Shares or (2) any options contracts on the Underlying Shares.

    Market Disruption Period:      One-half hour

    Market Disruption Exchange(s): The Quotation Exchange

SETTLEMENT:

    Method of Settlement:          Cash Settlement

    Settlement Currency:           The Underlying Currency

    Cash Settlement Amount:        An amount, as calculated by the Calculation
                                   Agent, equal to the Number of Options
                                   MULTIPLIED by the Strike Price Differential
                                   MULTIPLIED by the Share Entitlement per
                                   Option.

    Strike Price Differential:     An amount equal to the greater of (i) the
                                   excess of the Final Price over the Strike
                                   Price and (ii) zero.

    Cash Settlement Payment Date:  Five (5) Exchange Business Days after the final Valuation Date.

Dividends:                         If, at any time during the period from and
                                   including the Trade Date to but excluding the Cash Settlement Payment Date, an ex-dividend date occurs with respect to the Underlying
                                   Shares, then the Strike Price shall be
                                   reduced by the corresponding amount.

COLLATERAL:                        On the Trade Date, Counterparty shall pledge
                                   to LBF the Underlying Shares as Collateral for this Option Transaction (the "Upfront
                                   Collateral"). Such Upfront Collateral shall be pledged to LBF until the Cash Settlement
                                   Payment Date and Counterparty's performance of its obligations under this Option
                                   Transaction shall be secured by the Upfront
                                   Collateral.

OTHER PROVISIONS:

    Counterparty Representation:        Counterparty represents that (i) it is
                                        not entering into the Option Transaction on behalf of or for the accounts of any other person or entity, and will not transfer or assign its obligations under the Option Transaction or any portion of such obligations to any other person or entity except in compliance with applicable laws and the terms of the Option Transaction; (ii) it is authorized to enter into the Option
                                        Transaction and such action does not
                                        violate any laws of its jurisdiction of
                                        organization or residence or the terms
                                        of any agreement to which it is a party;
                                        and (iii) it has reached its own
                                        conclusions about the Option
                                        Transaction, and any legal, regulatory,
                                        tax, accounting or economic consequences arising from the Option Transaction, and has concluded that the Option
                                        Transaction is suitable in light of its
                                        own investment objectives, financial
                                        capabilities and expertise.

                                        Counterparty represents that (i) it has
                                        held the Underlying Shares since at
                                        least February 1, 1992; (ii) it acquired the Underlying Shares in private transactions from Michaels Stores Inc.;
                                        (iii) the amount of Underlying Shares
                                        sold by it and by all persons whose
                                        sales are required to be taken into
                                        consideration pursuant to paragraph (e)
                                        of Rule 144 under the Securities Act of
                                        1933 during the preceding three months
                                        is zero; and (iv) it, and any person
                                        whose sales are required to be taken
                                        into consideration pursuant to paragraph
                                        (e) of Rule 144 under the Securities Act of 1933, will not sell additional securities of the same class through any other means during (a) the three month period commencing on the Trade Date, or
                                        (b) the three month period immediately
                                        prior to the Expiration Date, in each
                                        case, without the prior written consent
                                        of LBF.  Notwithstanding the above,
                                        Counterparty or any person whose
                                        securities are required to be taken into consideration by it pursuant to paragraph (e) of Rule 144 under the Securities Act of 1933 may, at any other time during the term of this Option Transaction, sell additional securities of the same class upon providing LBF with written notice two (2) Exchange Business Days immediately prior to the date of such sale.

                                        NEITHER LBF NOR ANY OF ITS AFFILIATES
                                        HAS ADVISED COUNTERPARTY WITH RESPECT TO
                                        ANY LEGAL, REGULATORY, TAX, ACCOUNTING
                                        OR ECONOMIC CONSEQUENCES ARISING FROM
                                        THIS OPTION TRANSACTION, AND NEITHER LBF
                                        NOR ANY OF ITS AFFILIATES IS ACTING AS
                                        AGENT OR ADVISOR FOR COUNTERPARTY IN
                                        CONNECTION WITH THIS OPTION TRANSACTION.

    Settlement Provision:               a)  All payments under this Option
                                        Transaction will be made without any
                                        deduction or withholding for or on
                                        account of any withholding tax, stamp
                                        tax, or any other tax, duties, fees or
                                        commissions required by any applicable
                                        law.

                                        b)  Seller's obligations to Buyer
                                        hereunder are secured under the terms of the Pledge Agreement.

    Adjustments:                        The Calculation Agent will make
                                        adjustments to this Option Transaction
                                        in case of the occurrence of certain
                                        events as follows:

                                        (i) If a stock dividend or other stock
                                        distribution is declared with respect to the Underlying Shares, then (a) the Number of Options shall be increased by the same number of shares issued MULTIPLIED by the Share Entitlement per Option, and (b) the Strike Price shall be proportionately reduced as soon as such event becomes effective.

                                        (ii) If a spin-off has occurred with
                                        respect to the Underlying Shares, then
                                        (a) any property distributed or
                                        apportioned with respect to the
                                        Underlying Shares, to the extent of such distribution or apportionment, shall be included in any valuation of the Underlying Shares, and (b) the Strike Price shall not be adjusted.

    Governing Law:                      New York

    Transfer:                           Neither party may transfer any Option,
                                        in whole or in part, without the prior
                                        written consent of the non-transferring
                                        party, which consent shall not be
                                        unreasonably withheld.  Notwithstanding
                                        the foregoing, LBF may assign this
                                        Option Transaction to any affiliated
                                        entity whose obligations in respect of
                                        such assignment are guaranteed by the
                                        guarantor of LBF's obligations;
                                        PROVIDED, HOWEVER, that (i) the
                                        transferring party will notify the other party of any such assignment and (ii) such assignment shall not be permitted hereunder if, as a result of the assignment, a payment hereunder becomes subject to any deduction or withholding for or on account of any tax which would not have arisen had such assignment not been effected.

    Guarantee:                          Lehman Brothers Holdings Inc. shall
                                        unconditionally guarantee to
                                        Counterparty the due and punctual
                                        payment of all amounts payable by LBF
                                        under this Option Transaction as such
                                        payments become due and payable.

ACCOUNT DETAILS:

LBF's payment instructions:             Chemical Bank, New York
                                        ABA Number:  021000128
                                        Favour:  Lehman Brothers Finance S.A.
                                        Account Number:  066-196566

    LBF's delivery instructions:        Citibank, N.A.
                                        New York, USA
                                        Account Bear Stearns Securities
                                        Corporation
                                        ABA Number 021000089
                                        For the account of Lehman Brothers

    Counterparty's payment
      instructions:                     As set forth in Exhibit A which is
                                        incorporated herein by reference.

    Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us or by sending to us a letter substantially similar to this letter, which letter sets forth the material terms of the Option Transaction to which this Confirmation relates and indicates your agreement to those terms.


                                        Yours sincerely,

                                        LEHMAN BROTHERS FINANCE S.A.

                                        By:
                                           ----------------------
                                           Name:
                                           Title:

                                        By:
                                           ----------------------
                                           Name:
                                           Title:

Confirmed as of the date
first above written:

BRUSH CREEK, LTD.

By:
   ----------------------
   Name:
   Title:





Execution time will be furnished upon Counterparty's written request.

    Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us or by sending to us a letter substantially similar to this letter, which letter sets forth the material terms of the Option Transaction to which this Confirmation relates and indicates your agreement to those terms.


                                        Yours sincerely,

                                        LEHMAN BROTHERS FINANCE S.A.

                                        By:
                                           ----------------------
                                           Name:
                                           Title:

                                        By:
                                           ----------------------
                                           Name:
                                           Title:

Confirmed as of the date
first above written:

CHARLES J. WYLY JR. TTEE FOR THE
BENEFIT OF CHARLES J. WYLY III TRUST


By:
   ----------------------
   Name:
   Title:



Execution time will be furnished upon Counterparty's written request.

    Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us or by sending to us a letter substantially similar to this letter, which letter sets forth the material terms of the Option Transaction to which this Confirmation relates and indicates your agreement to those terms.


                                        Yours sincerely,

                                        LEHMAN BROTHERS FINANCE S.A.

                                        By:
                                           ----------------------
                                           Name:
                                           Title:

                                        By:
                                           ----------------------
                                           Name:
                                           Title:

Confirmed as of the date
first above written:

CHARLES J. WYLY JR. TTEE FOR THE
BENEFIT OF JENNIFER LYNN WYLY TRUST

By:
   ----------------------
   Name:
   Title:





Execution time will be furnished upon Counterparty's written request.

    Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us or by sending to us a letter substantially similar to this letter, which letter sets forth the material terms of the Option Transaction to which this Confirmation relates and indicates your agreement to those terms.


                                        Yours sincerely,

                                        LEHMAN BROTHERS FINANCE S.A.

                                        By:
                                           ----------------------
                                           Name:
                                           Title:

                                        By:
                                           ----------------------
                                           Name:
                                           Title:

Confirmed as of the date
first above written:

CHARLES J. WYLY JR. TTEE FOR THE
BENEFIT OF EMILY ANN WYLY TRUST

By:
   ----------------------
   Name:
   Title:


Execution time will be furnished upon Counterparty's written request.

    Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us or by sending to us a letter substantially similar to this letter, which letter sets forth the material terms of the Option Transaction to which this Confirmation relates and indicates your agreement to those terms.


                                        Yours sincerely,

                                        LEHMAN BROTHERS FINANCE S.A.

                                        By:
                                           ----------------------
                                           Name:
                                           Title:

                                        By:
                                           ----------------------
                                           Name:
                                           Title:

Confirmed as of the date
first above written:

CHARLES J. WYLY JR. TTEE FOR THE
BENEFIT OF MARTHA CAROLINE WYLY TRUST

By:
   ----------------------
   Name:
   Title:






Execution time will be furnished upon Counterparty's written request.

                                                                    EXHIBIT A


CHARLES WYLY GROUP
COLLAR TRANSACTION - MICHAELS STORES INC.

COUNTERPARTY                   NUMBER OF           PAYMENT
- ------------                   SHARES/OPTIONS      INSTRUCTIONS
                               --------------      -------------
BRUSH CREEK, LTD.              420,000             Chemical Bank, NY
                                                   ABA #: 021000128
                                                   A/C: Lehman Brothers, Inc.
                                                   A/C #: 140-094-221
                                                   Further Credit to: Bush Creek, Ltd.
                                                   Further Credit #: 837-20010

Charles Wyly Jr. Trustee for the benefit of:

CHARLES J. WYLY III TRUST      95,031              Chemical Bank, NY
                                                   ABA #: 021000128
                                                   A/C: Lehman Brothers Inc.
                                                   A/C #: 140-094-221
                                                   Further Credit to: Charles J. Wyly Jr. TTEE
                                                   FBO Charles J. Wyly III
                                                   Further Credit #: 837-20001

JENNIFER LYNN WYLY TRUST       96,070              Chemical Bank, NY
                                                   ABA #: 021000128
                                                   A/C: Lehman Brothers Inc.
                                                   A/C #: 140-094-221
                                                   Further Credit to: Charles J. Wyly Jr. TTEE
                                                   FBO Jennifer Lynn Wyly
                                                   Further Credit #: 837-20005




                                                                EXHIBIT A (Cont.)



EMILY ANN WYLY TRUST           95,031              Chemical Bank, NY
                                                   ABA #: 021000128
                                                   A/C: Lehman Brothers Inc.
                                                   A/C #: 140-094-221
                                                   Further Credit to Charles J. Wyly Jr. TTEE
                                                   FBO Emily Ann Wyly
                                                   Further Credit #: 837-20003

MARTHA CAROLINE WYLY TRUST     95,031              Chemical Bank, NY
                                                   ABA #: 021000128
                                                   A/C: Lehman Brothers, Inc.
                                                   A/C #: 140-094-221
                                                   Further Credit to Charles J. Wyly Jr. TTEE
                                                   FBO Martha C. Wyly Trust
                                                   Further Credit #: 837-20008
